UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2020 (July 30, 2020)

1847 GOEDEKER INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39418	83-3713938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13850 Manchester Rd., Ballwin, MO	63011
(Address of principal executive offices)	(Zip Code)

888-768-1710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GOED	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 30, 2020, 1847 Goedeker Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc. (the “Representative”), as representative of the underwriters set forth on Schedule 1 thereto (collectively, the “Underwriters”), relating to the Company’s public offering (the “Offering”) of its common stock, par value $0.0001 per share (the “Common Stock”). Under the Underwriting Agreement, the Company agreed to sell 1,111,200 shares of Common Stock to the Underwriters, and also agreed to grant the Underwriters’ a 45-day over-allotment option to purchase an additional 166,577 shares of Common Stock, at a purchase price per share of $8.325 (the offering price to the public of $9.00 per share minus the underwriters’ discount), pursuant to the Company’s registration statement on Form S-1 (File No. 333-237786) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make because of any of those liabilities.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various investment banking services for the Company for which they received or will receive customary fees and expenses.

On August 4, 2020, the closing of the Offering was completed, and the Company sold 1,111,200 shares of Common Stock to the Underwriters for total gross proceeds of $10,000,800. After deducting the underwriting commission and expenses, the Company received net proceeds of approximately $8,992,029.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Representative’s Warrant Agreement

On August 4, 2020, pursuant to the Underwriting Agreement, the Company entered into a representative’s warrant agreement (the “Representative’s Warrant Agreement”) with certain affiliates of the Representative. Pursuant to the Representative’s Warrant Agreement, the Company provided certain affiliates of the Representative with a warrant to purchase 55,560 shares of Common Stock in the aggregate. Such warrant may be exercised beginning on January 26, 2021 (180 days after the date on which the Registration Statement became effective) until July 30, 2025 (five years after the date on which the Registration Statement became effective). The initial exercise price of the warrants is $11.25 per share.

The foregoing summary of the Representative’s Warrant Agreement is qualified in its entirety by reference to the full text of the form of Representative’s Warrant Agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated July 30, 2020, by and between 1847 Goedeker Inc. and ThinkEquity, a division of Fordham Financial Management, Inc. (as representative of the underwriters named therein)
4.1	Form of Representative’s Warrant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2020	1847 GOEDEKER INC.

/s/ Douglas T. Moore
	Name:	Douglas T. Moore
	Title:	Chief Executive Officer

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